UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 28, 2010

Chardan Acquisition Corp.
(Exact name of registrant as specified in its charter)

British Virgin Islands	000-53465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Codan Trust Company (B.V.I.) Ltd. P.O. Box 3140, Romasco Place, Wickhams Cay 1 Road Town, Tortola British Virgin Islands VG1110
(Address of principal executive offices) (Zip Code)

(646) 465-9067
 (Registrant’s telephone number, including area code)

17 State Street, Suite 1600
New York, NY 10004
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2010, Kerry Propper, the President and sole director of Chardan Acquisition Corp. (the “Company”) resigned from each such position, which resignations were effective on that date.  The Company is not aware of any disagreement between the Company and Mr. Propper that led to his resignation.  A copy of Mr. Propper’s resignation letter is attached to this current report as Exhibit 99.1.

On July 29, 2010, the shareholders of the Company appointed Congyan “Mark” Xue to serve as the Company’s sole director, and on that same date Mr. Xue appointed himself as the Company’s Chief Executive Officer.

Mr. Xue, age 35, is currently a Managing Director at Chardan Capital Markets, LLC, an investment bank and the Company’s principal stockholder, where he is responsible for the overall business operations of Chardan Capital Market’s Beijing office. Mr. Xue joined Chardan Capital Markets on April 1, 2007.  From 2004 until joining Chardan Capital markets LLC, Mr. Xue worked as an associate at Beijing Chum Investment Corporation. Mr. Xue holds an MA in International Finance from Leeds University and a BS in Computer Science, from Angeles University in Philippines.

On July 30, 2010, Mr. Xue, the Company’s sole director appointed William C. Morro as the Company’s Chief Financial Officer.

Mr. Morro, age 56, is currently a Managing Director at Chardan Capital Markets, LLC, an investment bank and the Company’s principal stockholder, where he is responsible for various investment banking projects. Mr. Morro joined Chardan Capital Markets on October 1, 2009.  Since 2001 Mr. Morro has been Managing Director of InterAmerican Group, an investment and operations consulting business, and he continues in that role on a part-time basis.  Since its formation in May 2005 Mr. Morro served as Chief Executive Officer and a board member of CNC Development Ltd. and its predecessor Company, InterAmerican Acquisition Group, Inc (OTCBB: CDLVF).  He currently also serves on the board of directors of Boardman Molded International, LLC, a private company providing injection molded products to customers in the United States and Mexico. Mr. Morro holds an MBA from the Kellogg Graduate School of Management (Northwestern University) and a B.A. from Dartmouth College.

Since the beginning of the Company’s last fiscal year the Company has not been a party to, and it is not currently proposed that the Company be a party to, any transaction with Mr. Xue, Mr. Morro or any of their affiliates that is described in Item 404(a) of Regulation S-K. There is no family relationship between Mr. Morro and Mr. Xue.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 28, 2010, the Company’s Board of Directors authorized a change in the Company's fiscal year end to January 31 from September 30. The Company plans to report its financial results for the four month transition period of October 1, 2009 through January 31, 2010 on a Transition Report on Form 10-K, or equivalent form.  As a result of the change in fiscal year, the Company’s next fiscal year end will be January 31, 2011.

 Item 9.01 Exhibits

Exhibit	Description
99.1	Letter of resignation of Kerry Propper dated July 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHARDAN ACQUISITION CORP.

Date: July 30, 2010	By:	/s/ William C. Morro
William C. Morro
Chief Financial Officer